Exhibit 99.1

Senmiao Technology Reports Fiscal 2022 Year-end Financial Results

CHENGDU, China, July 14, 2022 -- Senmiao Technology Limited (“Senmiao” or the “Company”) (Nasdaq: AIHS), a financing and servicing company focused on the online ride-hailing industry in China, as well as an operator of its own online ride-hailing platform, today announced financial results for the fiscal year ended March 31, 2022.

Please note that the following financial results reflect the deconsolidation of the financial figures of Senmiao’s former variable interest entities (“VIEs”) Sichuan Senmiao Ronglian Technology Co., Ltd. (“Sichuan Senmiao”), Sichuan Jinkailong Automobile Leasing Co., Ltd. (”Jinkailong”) and Chengdu Youlu Technology Ltd. (”Youlu”), as of March 31, 2022. Jinkailong’s and Youlu’s business results have now been classified as discontinued operations but were previously classified under Automobile Transaction and Related Services.

Fiscal 2022 Financial and Operating Highlights

•	Total revenues of $4.9 million from continuing operations, a 124.5% increase from $2.2 million in the prior fiscal year

•	From October 23, 2020, the date Senmiao launched its online ride-hailing platform, to March 31, 2022, approximately 20 million rides were completed through the platform (including orders completed on the platform operated by Senmiao and orders completed on partner platforms, such as Meituan) with fares paid by riders totaling $63.3 million.

•	Net loss from continuing operations of $5.6 million, compared to $7.5 million in the prior fiscal year

Management Commentary

Xi Wen, Chairman, Chief Executive Officer and President of Senmiao, stated, “Despite ongoing challenges presented by the pandemic environment in China, we are pleased with the significant growth we have achieved in our automobile transaction and related service and online ride-hailing platform services businesses, which drove our impressive top line results for fiscal year 2022. With our equity investee company, we leased a total of over 2,300 vehicles in fiscal 2022, compared to 1,200 in fiscal 2021, which resulted in a 666% year-over-year increase in rental income. We believe our continuous efforts in shifting our business focus to these new lines of business have begun to exhibit remarkable results, and we are optimistic about their future growth potential, which will continue to fuel top line growth for Senmiao as we continue to explore new regional markets. As of March 31, 2022, our platform has helped facilitate approximately 17 million rides since launch, with an additional 3 million rides completed on our partners’ platforms. Our ride-hailing services are now available in 20+ cities throughout China.”

Mr. Wen continued, “During fiscal year 2022, Senmiao strengthened our partnership base, establishing and expanding upon relationships with companies that possess a significant national presence and the resources to help us enter new local regions. This has enabled us to significantly grow our main businesses. We believe we are in a strong position to continue growing our online ride-hailing platform, which we anticipate will have a positive impact on our auto rental business as our replicable model of offering a flexible automobile rental option has been well received by our online ride-hailing drivers. With that in mind, Senmiao plans to provide a series of product solutions to increase the number of our automobiles for operating leases. We will remain focused on becoming a leading financing and servicing company and a significant player in the online ride-hailing market in China.”

Financial Review

Revenues

Total revenues from continuing operations were $4.9 million for the year ended March 31, 2022, a 124.5% increase from $2.2 million in the prior fiscal year. This increase was largely due to increased contributions from operating lease revenues from automobile rentals and online ride-hailing platform services.

During the year ended March 31, 2022, Senmiao continued to shift its business focus to automobile rental options for ride-hailing drivers while developing its online ride-hailing platform services business. As a result, the automobile rental business generated operating lease revenues of $1.7 million for the year ended March 31, 2022, compared to $0.2 million in the prior fiscal year, due to a significant increase in the number of automobiles leased. The online ride-hailing platform services business generated revenues of $2.7 million, a 195.1% increase from $0.9 million in the prior fiscal year.

Cost of Revenues

Cost of revenues from continuing operations increased to $6.5 million for the year ended March 31, 2022, from $2.0 million in the prior fiscal year, primarily due to increased expenses related to costs of automobiles under operating leases and direct expense and technical service fees related to Senmiao’s online ride-hailing platform.

Gross Loss (Profit)

Gross loss from continuing operations was $1.6 million for the year ended March 31, 2022, compared to gross profit from continuing operations of $0.2 million in the prior fiscal year, due to the significant increase in cost of revenues as a result of the rapid expansion of the Company’s automobile leasing and online ride-hailing platform services businesses. Senmiao leased and sub-leased approximately 400 automobiles to online ride-haling drivers through its former VIE Jinkailong during the year ended March 31, 2022. Rental income of approximately $1.3 million from Jinkailong was eliminated in the consolidated financial statements while sub-leasing income from these automobiles of approximately $1.8 million was recorded in loss of discontinued operations.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for continuing operations increased to $9.5 million for the year ended March 31, 2022, compared to $5.9 million in the prior fiscal year. The increase was primarily due to increased salary and employee benefit expenses as a result of hiring additional staff, increased office rental expense and charges, and increase in advertising and promotion expenses related to the online ride-hailing platform.

Net Loss

Net loss from continuing operations for the year ended March 31, 2022, was $5.6 million, compared to $7.5 million in the prior fiscal year. The year-over-year improvement was primarily due to an $8.7 million increase in the fair value change of derivative liabilities related to warrants issued in the Company’s previous offerings, offset by the increase in the loss from operations of $5.6 million.

Loss per Share

Loss per share for continuing operations was approximately $1.66 based on a weighted average number of basic and diluted common stock of 5.7 million, compared to approximately $1.65 based on a weighted average number of basic and diluted common stock of 3.9 million.

On April 5, 2022, Senmiao announced a 1-for-10 reverse stock split with trading to begin on a split-adjusted basis at the market open on April 6, 2022. Weighted average number of basic and diluted common stock numbers noted herein were given retroactive effect to account for the 1-for-10 reverse stock split.

Results from Discontinued Operations

For the year ended March 31, 2022, results from discontinued operations (primarily from Senmiao’s former VIE Jinkailong as noted above) and the gain from their deconsolidation are as follows:

	For the year ended March 31,
	2022	2021
Revenues	$6,830,116	$3,978,847
Cost of revenues	$(5,183,806)	$(3,985,413)
Gross profit (loss)	$1,646,310	$(6,566)
Selling, general and administrative expenses	$(4,139,800)	$(4,455,967)
Loss from discontinued operations, net of applicable income taxes	$(2,747,209)	$(5,187,214)
Net gain from deconsolidation of VIEs - discontinued operations	$10,975,101	-
Gain (loss) from discontinued operations	$8,227,892	$(5,187,214)

Financial Position

As of March 31, 2022, Senmiao had cash and cash equivalents of $1.2 million, compared to $4.3 million as of March 31, 2021, for its continuing operations. Total stockholders’ equity was $8.1 million as of March 31, 2022, compared to $5.9 million as of March 31, 2021.

Further information regarding Senmiao's results of operations for the fiscal year ended March 31, 2022, can be found in Senmiao's Annual Report on Form 10-K, which will be filed with the Securities and Exchange Commission today.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchases and financing, management, operating leases, guarantees and other automobile transaction services, as well as operates its own ride-hailing platform aimed principally at the growing online ride-hailing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com. Senmiao routinely provides important updates on its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements (including those relating to the operation of Senmiao’s ride-hailing platform) are subject to significant risks, uncertainties and assumptions, including those detailed from time to time in the Senmiao’s filings with the SEC, and represent Senmiao’s views only as of the date they are made and should not be relied upon as representing Senmiao’s views as of any subsequent date. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:

The Equity Group Inc.	In China
Carolyne Sohn, Vice President	Lucy Ma, Associate
+1 415-568-2255	+86 10 5661 7012
csohn@equityny.com	lma@equityny.com

© 2022 Senmiao Technology Ltd. All rights reserved.

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars, except for the number of shares)

	March 31,	March 31,
	2022	2021
ASSETS
Current assets
Cash, and cash equivalents	$1,185,221	$4,340,529
Accounts receivable, net, current portion	418,022	502,031
Inventories	286,488	127,933
Finance lease receivables, net, current portion	314,264	541,605
Prepayments, other receivables and other assets, net	2,713,208	2,660,083
Due from related parties	682,335	—
Current assets - discontinued operations	—	2,720,825
Total current assets	5,599,538	10,893,006

Property and equipment, net
Property and equipment, net	5,658,773	3,251,331
Property and equipment, net - discontinued operations	—	454,408
Total property and equipment, net	5,658,773	3,705,739

Other assets
Operating lease right-of-use assets, net	109,621	233,751
Operating lease right-of-use assets, net, related parties	515,906	580,367
Financing lease right-of-use assets, net	305,933	577,079
Intangible assets, net	959,551	968,131
Goodwill	—	135,388
Accounts receivable, net, non-current	69	61,943
Finance lease receivables, net, non-current	92,980	473,472
Due from a related party, noncurrent	6,635,746	—
Other assets - discontinued operations	—	4,674,403
Total other assets	8,619,806	7,704,534

Total assets	$19,878,117	$22,303,279

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities
Borrowings from financial institutions	$145,542	$—
Accounts payable	14,446	44,769
Advances from customers	120,629	110,173
Accrued expenses and other liabilities	2,444,367	2,873,227
Due to related parties and affiliates	11,682	82,909
Operating lease liabilities	50,177	109,813
Operating lease liabilities - related parties	330,781	243,726
Financing lease liabilities	304,557	358,135
Derivative liabilities	2,215,204	1,278,926
Current liabilities - discontinued operations	528,426	11,677,266
Total current liabilities	6,165,811	16,778,944

Other liabilities
Operating lease liabilities, non-current	47,910	95,886
Operating lease liabilities, non-current - related parties	226,896	341,549
Financing lease liabilities, non-current	1,376	218,944
Deferred tax liability	46,386	44,993
Other liabilities - discontinued operations	—	2,250,393
Total other liabilities	322,568	2,951,765

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	March 31, 2022	March 31, 2021
Total liabilities	$6,488,379	$19,730,709

Commitments and contingencies

Mezzanine Equity (redeemable)
Series A convertible preferred stock (par value $0.0001 per share, 5,000 shares authorized; 5,000 and 0 shares issued and outstanding at March 31, 2022 and 2021, respectively), net of issuance costs of $118,344	820,799	—

Stockholders' equity
Common stock (par value $0.0001 per share, 10,000,000 shares authorized; 6,186,783 and 4,978,073 shares issued and outstanding at March 31, 2022 and 2021, respectively)*	630	498
Additional paid-in capital	42,803,033	40,759,807
Accumulated deficit	(34,601,545)	(34,064,921)
Accumulated other comprehensive loss	(109,454)	(838,671)
Total Senmiao Technology Limited stockholders' equity	8,092,664	5,856,713

Non-controlling interests	4,476,276	(3,284,143)

Total equity	12,568,939	2,572,570

Total liabilities and equity	$19,878,117	$22,303,279

*Giving retroactive effect to the 1-for-10 reverse stock split effected on April 6, 2022

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Expressed in U.S. dollars, except for share and per share amounts)

	For the Year Ended March 31,
	2022	2021
Revenues	$4,913,102	$2,188,840
Cost of revenues	(6,511,031)	(1,984,079)
Gross profit (loss)	(1,597,929)	204,761

Operating expenses
Selling, general and administrative expenses	(9,525,408)	(5,905,579)
Provision for doubtful accounts, net of recovery	(235,279)	(299,658)
Impairments of inventories	(60,398)	—
Impairments of long-lived assets and goodwill	(142,974)	(10,953)
Total operating expenses	(9,964,059)	(6,216,190)

Loss from operations	(11,561,988)	(6,011,429)

Other income (expense)
Other income (expense), net	(107,444)	301,269
Interest expense	(5,893)	—
Interest expense on finance leases	(55,844)	(46,518)
Change in fair value of derivative liabilities	6,951,482	(1,710,415)
Issuance cost incurred for issuing series A convertible preferred stock	(821,892)	—
Total other income (expense), net	5,960,409	(1,455,664)

Loss before income taxes	(5,601,579)	(7,467,093)

Income tax expense	(4,566)	(8,332)

Net loss from continuing operations	(5,606,145)	(7,475,425)

Discontinued operations:
Loss from discontinued operations, net of applicable income taxes	(2,747,209)	(5,187,214)
Net gain from deconsolidation of VIEs - discontinued operations	10,975,101	—
Gain (loss) from discontinued operations	8,227,892	(5,187,214)

Net income (loss)	2,621,747	(12,662,639

Net (income) loss attributable to non-controlling interests from continuing operations	(3,872,645)	970,019
Net loss attributable to non-controlling interests from discontinued operations	714,274	1,332,562

Net loss attributable to stockholders	$(536,624)	$(10,360,058)

Net income (loss)	$2,621,747	$(12,662,639)

Other comprehensive income (loss)
Foreign currency translation adjustment	64,470	(314,669)

Comprehensive income (loss)	2,686,217	(12,977,308)
Less: Total comprehensive income (loss) attributable to noncontrolling interests	3,142,520	(2,286,057)

Total comprehensive loss attributable to stockholders	$(456,303)	$(10,691,251)

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (CONTINUED)

(Expressed in U.S. dollars, except for share and per share amounts)

	For the Year Ended March 31,
	2022	2021
Weighted average number of common stock
Basic and diluted	5,726,997	3,943,089

Earnings (loss) per share - basic and diluted
Continuing operations	$(1.66)	$(1.65)
Discontinued operations	$1.56	$(0.98)

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars, except for the number of shares)

	For the Year Ended March 31,
	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$2,621,747	$(12,662,639)
Net income (loss) from discontinued operations	8,227,892	(5,187,214)
Net loss from continuing operations	(5,606,145)	(7,475,425)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	956,400	85,530
Stock based compensation expense	653,000	445,000
Issuance cost incurred for issuing series A convertible preferred stock	821,892	-
Amortization of right-of-use assets	955,443	398,292
Amortization of intangible assets	160,831	107,765
Provision for doubtful accounts, net of recovery	235,279	299,658
Impairments of inventories	60,398	-
Impairments of long-lived assets	142,974	10,953
Gain on disposal of equipment	-	(425)
Change in fair value of derivative liabilities	(6,951,482)	1,710,415
Change in operating assets and liabilities
Accounts receivable	4,456	162,828
Inventories	(260,464)	172,626
Prepayments, other receivables and other assets	28,254	(1,366,724)
Finance lease receivables	634,103	348,919
Accounts payable	(31,434)	(6,067)
Advances from customers	6,678	47,895
Income tax payable	-	(168)
Accrued expenses and other liabilities	(377,965)	2,123,010
Operating lease liabilities	(240,051)	(64,701)
Operating lease liabilities - related parties	(228,281)	(195,519)
Net cash used in operating activities from continuing operations	(9,036,114)	(3,196,138)
Net cash used in operating activities from discontinued operations	(123,167)	(739,929)
Net Cash used in Operating Activities	(9,159,281)	(3,936,067)

Cash Flows from Investing Activities:
Purchases of property and equipment	(3,223,992)	(2,293,415)
Purchases of intangible assets	(141,730)	(25,347)
Cash released upon termination of a VIE	(193)	-
Cash acquired from XXTX, net of cash paid to XXTX[1]	-	8,065
Net cash used in investing activities from continuing operations	(3,365,915)	(2,310,697)
Net cash used in investing activities from discontinued operations	(111,210)	(200,165)
Net Cash Used in Investing Activities	(3,477,125)	(2,510,862)

Cash Flows from Financing Activities:
Net proceeds from issuance of common stock and warrants in a registered direct offering	5,771,053	5,743,905
Net proceeds from issuance of common stock and warrants in an underwritten public offering	-	5,261,297
Net proceeds from issuance of common stock upon warrants exercised	22,015	683,046
Net proceeds from issuance of series A convertible preferred stock and warrants in a private placement offering	4,369,937	-
Net proceeds from exercise of underwriters’ over-allotment option	-	837,000
Borrowings from a financial institution	183,390	-
Loan to related parties	-	(101,142)

[1]	XXTX is the entity associated with Senmiao’s Xixingtianxia ride-hailing platform.

SENMIAO TECHNOLOGY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Expressed in U.S. dollars, except for the number of shares)

	For the Year Ended March 31,
	2021	2020
Repayments to related parties and affiliates	(117,761)	(37,445)
Repayments of current borrowings from financial institutions	(39,613)	-
Principal payments of finance lease liabilities	(433,611)	(2,230,765)
Net cash provided by financing activities from continuing operations	9,755,410	10,155,896
Net cash provided by financing activities from discontinued operations	-	103,881
Net Cash Provided by Financing Activities	9,755,410	10,259,777

Effect of exchange rate changes on cash and cash equivalents	(381,858)	(208,800)

Net (decrease) increase in cash and cash equivalents	(3,262,854)	3,604,048
Cash and cash equivalents, beginning of year	4,448,075	844,027
Cash and cash equivalents, end of year	1,185,221	4,448,075

Less: Cash and cash equivalents from discontinued operations	-	(107,546)

Cash and cash equivalents from continuing operations, end of year	$1,185,221	$4,340,529

Supplemental Cash Flow Information
Cash paid for interest expense	$5,893	$45,764
Non-cash Transaction in Investing and Financing Activities
Recognition of right-of-use assets and lease liabilities	$273,555	$3,785,526
Recognition of right-of-use assets and lease liabilities, related parties	$181,620	$-
Recognition of other receivables from Jinkailong upon deconsolidation	$7,298,208	-
Acquisition of equipment through prepayment and financing lease	$-	$941,263
Allocation of fair value of derivative liabilities for issuance of common stock	$7,932,341	$997,193
Allocation of fair value of derivative liabilities to additional paid in capital upon warrants exercised	$45,674	$1,771,213
Acquisition of XXTX with payables	$-	$317,835
Acquisition of XXTX’s minority interest with issuance of common stock	$1,972,717	$-